EXHIBIT 99.1

U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy to Present at the
UBS Global Healthcare Conference

Houston, TX, May 18, 2016 – U.S. Physical Therapy, Inc. (NYSE: USPH), a national operator of physical therapy outpatient clinics (the "Company"), today announced that its Chief Executive Officer, Chris Reading,  will present at the UBS Global Healthcare Conference on Wednesday, May 25, 2016. The presentation will cover an overview of the Company. The conference is being held at the Grand Hyatt, New York, NY.
A copy of the presentation is posted on the Company's website at www.usph.com.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 513 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 22 physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.